UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	Regulation FD Disclosure.

On April 2, 2024, Mercer International Inc. (the “Company”) issued a press release announcing that it entered into an agreement with West Fraser Timber Co. Ltd. (“West Fraser”) to dissolve their 50/50 joint venture in Cariboo Pulp and Paper (the “Joint Venture”). West Fraser will continue as the sole owner/operator of the mill.

No termination or other amounts are payable by the Company or West Fraser in connection with the termination of the joint venture. The Company will retain certain finished product inventory in connection with the transaction. In connection with the dissolution of the Joint Venture, the Company expects to recognize a non-cash impairment in the three months ended March 31, 2024, based on the net carrying value of such interest.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The information furnished under this Item 7.01 of this Current Report shall not be deemed to be “ filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: April 2, 2024	By:	/s/ Richard Short
Richard Short
Chief Financial Officer